EXHIBIT 5.1

September 9, 2011

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario

Canada K2K 2W7

Dear Sirs:

Re: Mitel Networks Corporation Employee Stock Option Plan – Registration Statement on Form S-8

This opinion is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of an aggregate of 1,588,298 common shares, no par value (the “Offered Shares”), of Mitel Networks Corporation (the “Company”) of which all such shares are issuable under the Company’s 2006 Equity Incentive Plan.

I am an attorney duly qualified and licensed to practice law in the Province of Ontario, Canada and Corporate Counsel of Mitel Networks Corporation, a corporation organized under the federal laws of Canada. In connection with this opinion, I have examined, among other things, copies of the Registration Statement and such corporate and other records, certificates and documents, and such questions of law, as I consider necessary or appropriate for the purposes of this opinion.

The opinions expressed herein are limited in all respects to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based upon the foregoing, I am of the opinion that the Offered Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable Common Shares in the capital of the Company.

I consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of Offered Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Greg Hiscock
Greg Hiscock